EXHIBIT 99.1
DARA BioSciences Announces Sales Force Expansion and Agreement with Mission Pharmacal in the Oncology Market

-Signs agreement, exclusive to oncology market, with Mission Pharmacal-

-Signs agreement with Alamo Pharma Services for a national sales team to promote DARA’s products with three additional Mission supportive care products-

-Results of increased sales frequency support national field force expansion-

RALEIGH, NC, October 28, 2013 – DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing health care professionals a synergistic portfolio of medicines to help cancer patients adhere to therapy and manage side effects arising from cancer treatment, today announced the signing of an agreement with Alamo Pharma Services, a subsidiary of Mission Pharmacal, for a twenty (20) person national sales team in the U.S. oncology market. Pursuant to the agreement and a shared sales force agreement with Mission, the Alamo sales team in addition to promoting Dara’s products Soltamox® (tamoxifen citrate), Gelclair® and Bionect®  will also carry three Mission Pharmacal products:  Ferralet® 90 (for anemia), BINOSTO® (alendronate sodium effervescent tablet indicated for the treatment of osteoporosis), and Aquoral® (for chemotherapy/radiation therapy-induced dry mouth). The agreements with Alamo and Mission expand DARA’s presence in oncology supportive care to address ongoing areas of unmet medical need.

DARA implemented a refined commercial strategy at the end of Q2 2013, realigning the original sales force of five (5) representatives to smaller territories, thereby increasing sales call frequency to targeted high volume customers. The outcome of this refinement was a significant increase in product sales in Q3 2013 compared with the previous quarter. Increasing the field sales organization, through its partnership with Alamo Pharma Services,  is expected to continue to drive this product momentum and provide the necessary scope and coverage of high prescribing oncologists maximizing the potential of DARA’s product portfolio.

The combined product and commercial expansion are both integral parts of DARA’s long-term strategy to become the leader in the field of oncology supportive care. The Company expects to have the sales force trained and in the field by January 1, 2014.

David J. Drutz, MD, DARA Biosciences’ Chief Executive Officer and Chief Medical Officer, said, “Our partnerships with Mission Pharmacal and Alamo Pharma Services are both extremely significant for DARA. These relationships allow us to immediately expand the needed commercial infrastructure to support a robust field sales organization in the field of oncology supportive care. The agreement with Alamo gives DARA the opportunity to complement our current product portfolio of Soltamox®, Gelclair® and Bionect® providing a truly unique and complementary offering that will benefit patients suffering from cancer and the debilitating side effects associated with their cancer treatments. The shared sales force can provide a formidable product portfolio that addresses many of the common side effects that cancer patients deal with on a daily basis, including oral mucositis, loss of bone density, chemoradiation dermatitis, dry mouth, anemia, and preference or need for an oral liquid medicine.”

Terry Herring, President of both Mission Pharmacal Commercial Division and Alamo Pharma Services, said, “Providing high level sales teams to successful organizations is of primary importance to Alamo Pharma Services. This unique opportunity with DARA BioSciences presents Mission Pharmacal Company and our diverse product portfolio a pathway into the Oncology space. This collaboration demonstrates flexibility with all three organizations in the evolving healthcare market, and DARA’s strong existing portfolio provides us a high level of executional confidence. Incorporating existing Mission products that have proven successful in other markets into an expanded offering is a win-win for both companies. We are truly excited by the potential of our partnership.”

Aligning with Mission Pharmacal and Alamo will significantly enhance the effectiveness of DARA’s commercial capabilities and builds solidly upon DARA’s supportive care focus with physicians and patients. DARA now has a tremendous opportunity to realize the full potential of its commercial portfolio, and these agreements provide the company with a broader platform to unlock current and future value.

About Mission Pharmacal Company

Mission Pharmacal Company is a privately held pharmaceutical company based in San Antonio, Texas. For more than 65 years, the company has been committed to meeting the unique healthcare needs of women throughout all stages of life, pediatric patients, and those persons dealing with urologic and dermatologic conditions. The company has a proven track record of identifying unmet healthcare needs and developing both innovative prescription and over-the-counter products to meet these needs. Using only the purest ingredients and FDA-approved methods of manufacturing, Mission Pharmacal provides physicians and consumers with the highest quality pharmaceutical and dietary supplement products on the market today. Mission Pharmacal is a proud national supporter of the March of Dimes Foundation, whose mission is to improve the health of babies by preventing birth defects, premature birth, and infant mortality. For full prescribing information on all of Mission’s drugs or for more information about the company, visit missionpharmacal.com.

About Alamo

Alamo Pharma Services was founded in 2011 as a vehicle for Mission Pharmacal Company to operate its sales teams. Through outsourced partnerships and internal capabilities, Alamo Pharma Services offers pharmaceutical and biotech companies a viable commercial solution partner to either co-market with existing teams or launch a stand-alone team. Alamo Pharma Services has the capability to manage the entire recruiting, hiring, training and ongoing operational support of the sales team. For more information about the company, visit alamopharmaservices.com.

About DARA BioSciences, Inc.

DARA BioSciences Inc. is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to Soltamox (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, used for the treatment and prevention of breast cancer. Soltamox offers a choice to patients who prefer or need a liquid form of tamoxifen. Gelclair is an alcohol-free bioadherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in U.S. oncology/radiology markets.

DARA is focused on expanding its portfolio of oncology supportive care products in the United States, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and DARA is seeking orphan status for the treatment of CCIPN. For more information about the Company, visit www.darabio.com.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in DARA’s most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2013.  Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Bionect®, Soltamox®, Gelclair® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, DARA’s ability to achieve the desired results from the agreements with Mission and Alamo, FDA and other regulatory risks relating to DARA's ability to market Bionect, Soltamox, Gelclair or other products in the United States or elsewhere, DARA’s ability to in-license and/or partner products, DARA's current cash position and its need to raise additional capital in order to be able to continue to fund its operations, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, risks and uncertainties relating to DARA's ability to successfully integrate Oncogenerix and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

Media Contacts:
David Connolly or Samantha Stenbeck
LaVoie Group
617-374-8800
dconnolly@lavoiegroup.com
sstenbeck@lavoiegroup.com

Mission Pharmacal/Alamo Pharma Services Contact:
Drew Deeter
DEETER Strategic Public Relations
215.348.3890
drew@deeterusa.com

Corporate Contact: Jenene Thomas DARA BioSciences 908-938-1475 jthomas@darabio.com

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